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                                                                    Exhibit 3.92

                                                                         Annex B
                                                                         -------
                                     BY-LAWS

                                       OF

                          COLEMAN RESEARCH CORPORATION

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1. Location of Offices. - The registered office shall be located in Orlando, Florida. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

Section 1. Place and Time for Annual Meeting. - The annual meeting of the shareholders shall be held at the registered office of the Corporation unless otherwise agreed upon by the shareholders or specified in appropriate notice. The meeting shall be held during the second calendar quarter of each year or at such time and place as the Board of Directors shall decide. The annual meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. Failure to elect the Board of Directors at the annual meeting shall not cause a dissolution of the Corporation, but the Directors thereof shall continue to hold office until their successors are elected and qualified. A meeting for the purpose of holding such election shall be called as soon thereafter as convenient.

     Section 2. Special Meeting. - Special meetings of the shareholders, for any purpose other than the election of Directors, may be called by the Chief Executive Officer,


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                                                                               2

President, the Chairman of the Board, the Board of Directors, or as otherwise provided in the Florida Business Corporation Act, .

     Section 3. Notice of Meeting. - Written or printed notice of the annual meeting stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes of the meeting, shall be delivered, by or at the direction of the Chief Executive Officer, President, Secretary, or the officer or person calling the annual or special meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally (including delivery to shareholder/employees by inter-company memorandum), or by telegraph, teletype, other form of electronic communication or by mail, , to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice may be waived in writing, signed by the shareholder entitled to such notice, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

     Section 4. Closing of Transfer Books and Fixing Record Date. - For the purposes of determining shareholders entitled to notice of or to vote at any meeting of the shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such


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                                                                               3

books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting or action requiring a determination of the shareholders. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment not exceeding 120 days from the date fixed for the original meeting.

     Section 5. Quorum. - A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. No business may be transacted without a quorum. Any business may be transacted at any meeting of the shareholders at which a quorum is present, except that no business at a special meeting of shareholders shall be transacted unless notice thereof is given as required by the provisions of Section 3 hereof. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     Section 6. Proxies. - A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be voted only for the meeting specified in said proxy and in no event shall a proxy be valid




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                                                                               4

after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it and is revocable by the transfer of shares by the shareholder executing it.

     Section 7. Voting of Shares. - Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by Statute, by the Articles of Incorporation of the Corporation or any amendments thereto, or by the certificate representing such shares.

     Section 8. Action Without Meeting. - Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without notice, and without a vote, if the action is taken by the holders of the outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or to take the action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action of the shareholders must be evidenced by one or more written consents describing the action taken, dated and signed by the shareholders taking the action, and the written consents must be delivered to the corporate secretary of the Corporation, within 60 days of the earliest consent, at the Corporation's principal place of business in the State of Florida. Within 10 days after the Corporation's receipt of the written consents, notice must be given to those shareholders who did not consent, fairly summarizing the material features of the authorized actions.

                                   ARTICLE III
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers. - The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and





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                                                                               5

do all such lawful acts and things as are not by Statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

     Section 2. Number, Tenure and Qualifications. - The number of directors that shall constitute the board of directors shall be determined by resolution of the board of directors, but in no event shall be less than two (2). The number of directors may be increased at anytime and from time to time by resolution of the stockholders and the board of directors. The number of directors may be decreased at any time and from time to time by the stockholders or a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. A director need not be a resident of the State of Florida or a shareholder of the Corporation.

     Section 3. Regular Meeting. - A first meeting of each newly elected Board of Directors shall be held, either within or without the State of Florida, immediately after, and at the same place as, the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Board of Directors in order legally to constitute the meeting provided a quorum shall be present, or it may convene at such place and time as shall be fixed by consent in writing of all the members of Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, or President, and may be conducted by any means of communication by which all members of the Board of Directors participating may simultaneously hear each other during the meeting.


     Section 4. Special Meetings. - Special meetings of the Board of Directors may be called by or at the request of the President, Chief Executive Officer, or the Board of Directors,




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                                                                               6

and may be conducted by any means of communication by which all members of the Board of Directors participating may simultaneously hear each other during the meeting.

     Section 5. Notice. - Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Notice of special meetings shall be given not less than five (5) days in advance of said meeting. Notice may be delivered by mail, inter-company memorandum, facsimile transmission, telegram, telegraph, teletype, telephone or other form of electronic communication, or oral notice may be given, if communicated directly to Director.. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted, or the purpose of, any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. - A majority of the Board Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when a meeting is convened, the Directors present may continue to do business, taking action by a vote of the quorum, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum, or the refusal of any Director present to vote.

     Section 7. Vacancies and Removal. - Any vacancy occurring in the Board of Directors may be filled for the unexpired term by majority vote of the remaining Directors, if any, or by the shareholders at any meeting of the Board of Directors or the shareholders. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by





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                                                                               7

election at an annual or special meeting of the shareholders called for that purpose. The shareholders may remove any Director or the entire Board of Directors, with or without cause, at a meeting of the shareholders expressly called for that purpose, by a vote of the holders of a majority of the shares present at said meeting and entitled to vote at an election of Directors.

     Section 8. Compensation. - By resolution of the Board of Directors, a Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum of attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors shall fix the compensation of the officers of the Corporation.

     Section 9. Committees. - The Board of Directors shall have power, by resolution or resolutions passed by a majority of the Board, to designate one or more committees, each committee to consist of one or more Directors of the Corporation which to the extent provided in the resolutions shall have and may, during the intervals between the meetings of the Board, exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board of Directors.

     Section 10. Unanimous Consent. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of a committee, as the case may be. Such consent shall have the same effect as a unanimous vote of the Board of Directors.


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                                                                               8

                                   ARTICLE IV
                                   ----------

                                    NOTICES
                                    -------

     Section 1. Whenever any notice whatever is required to be given under the provisions of the Florida Business Corporation Act or under the provisions of the Articles of Incorporation or these By-laws, a waiver of the notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

     Section 1. Number. - The officers of the Corporation shall be a President and a Secretary, both of whom shall be elected by the Board of Directors. The Board may also elect or appoint a Chief Executive Officer, one or more Corporate Vice Presidents, Vice Presidents, a Treasurer and such other offices and assistant officers, as the Board of Directors may deem necessary. Any number of offices may be held by the same person.

     Section 2. Election and Term of Office. - The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board held pursuant to ARTICLE III, Section 3, of these By-Laws. A failure to elect officers annually shall not affect the authority of the officers and once elected, an officer shall hold office at the pleasure of the Board of Directors until a successor is elected and qualified. In its discretion, the Board of Directors by a vote of a majority thereof may leave unfilled for such period as it may fix by resolution any offices except those of President and Secretary.

     Section 3. Vacancies and Removal. - Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting. The Board of



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                                                                               9

Directors may remove any officer or assistant officer, with or without cause, at any time by an affirmative vote of a majority of the Board.

     Section 4. Chief Executive Officer. - The Chief Executive Officer shall be the principal executive officer of the Corporation and shall have in his charge the general direction and promotion of its affairs with authority to do such acts and to make such contracts as are necessary or proper to carry on the business of the Corporation, and shall preside over all official meetings of the Board of Directors. He may sign, execute, and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the By-laws.

     Section 5. President. - The President, in the absence or disability of the Chief Executive Officer, shall perform the duties of the Chief Executive Officer. In addition, he shall preside over all official meetings of the Corporation in the absence of the Chief Executive Office or the Chairman of the Board, and shall also perform those duties which usually devolve upon a president of a corporation under the laws of the State of Florida. The President may, during the absence of any officer, delegate said officer's duties to any other officer or member of the Board of Directors. He may sign, execute, and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the By-Laws.

     Section 6. Corporate Vice-President. - A Corporate Vice-President, in the absence or disability of the President, shall perform the duties of the President and shall perform such other duties as may be delegated to him from time to time by the Board of Directors, Chief Executive Office, or the President.


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                                                                              10

     Section 7. Vice-President. - A Vice-President shall only have the specific authority and duties granted to him by the Board of Directors, the Chief Executive Officer or the President. A Vice-President shall not in the absence or disability of the President, have the authority to perform the duties of the President.

     Section 8. Secretary. - The Secretary shall issue notices of all meetings of shareholders and all meetings of the Board of Directors, shall keep the minutes of all such meetings, shall have charge of the seal of the Corporation, shall serve as custodian for all corporate records, and shall make such reports and perform such duties as a incident to his office or which may be delegated to him by the Chief Executive Officer, President, or Board of Directors.

     Section 9. Treasurer. - The Treasurer shall render to the Chief Executive Officer, President, and Board of Directors at such times as may be requested an account of all transactions as Treasurer an of the financial condition of the Corporation. The Treasurer shall perform such other duties as are incident to the office or as may be delegated to that office by the President or by the Board of Directors. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 10. Assistant Officer. - An Assistant Officer shall perform the duties of an absent of disabled officer and shall perform such other duties as may be delegated from time to time by the Board of Directors, the Chief Executive Officer, or the President.

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                                                                              11

     Section 11. Salaries. - The salaries of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director or shareholder of the Corporation.

                                   ARTICLE VI
                                   ----------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

     Section 1. Contracts. - The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. - No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. - All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII
                                  -----------

                             CERTIFICATE FOR SHARES
                             ----------------------

     Section 1. Certificates. - Ownership of the capital shares of the Corporation shall be represented by certificates, in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer, President, or a duly authorized



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                                                                              12

Corporate Vice President and countersigned by the Secretary of the Corporation and be sealed with the seal of the Corporation or a facsimile thereof. A record of such certificates shall be kept.

     Section 2. Cancellation. - All certificates transferred on the books of the Corporation shall be surrendered and cancelled. No new certificates shall be issued until the former certificate, or certificates, for the same number of shares have been surrendered and cancelled, except in case of lost or destroyed certificates, when new certificates therefor may be issued under such conditions as the Board of Directors may prescribe to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.

     Section 3. Transfer. - Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representatives, who shall furnish proper evidence of their authority in writing, upon the surrender for cancellation of the certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer said shares. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the annual meeting of the Shareholders. Any state or federal taxes or fees payable in connection with the transfer of any such stock shall be paid by the transferor or the transferee of said stock before said assignment and transfer shall be made on the books of the Corporation.

                                  ARTICLE VIII
                                  ------------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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                                                                              13

                                   ARTICLE IX
                                   ----------

                                      SEAL
                                      ----

     The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE X
                                   ---------

                                    DIVIDENDS
                                    ---------

     The Board of Directors may from time to time declare, and the Corporation may pay in cash or property, dividends on the outstanding shares of the Corporation in the manner and upon the terms and conditions provided by Statute and by the Articles of Incorporation of the Corporation or any amendments thereto. Share dividends may be issued pro rata and without consideration to the Corporation's shareholders or the shareholders of one or more classes or series, subject to the provisions of the Articles of Incorporation. Before distribution, however, the Board of Directors may, in their discretion, set aside out of any funds available for distribution such sum or sums as is deemed proper to meet the debts of the Corporation as they become due in the usual course of business, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation.

                                   ARTICLE XI
                                   ----------

                                   AMENDMENTS
                                   ----------

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Shareholders or by the Board of Directors at any meeting of the Board of Directors. However, the Board of Directors may not alter, amend or repeal Section 5 of ARTICLE II establishing what constitutes a quorum at shareholders' meetings, amendment of which shall require the affirmative vote of a majority of the stock issued and outstanding and



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                                                                              14

entitled to vote at any annual meeting of the shareholders or at any special meeting of the shareholders if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

                                   ARTICLE XII
                                   -----------

                                EMERGENCY BY-LAWS
                                -----------------

     Section 1. The Emergency By-Laws provided in this ARTICLE XII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, notwithstanding any different provision in these By-Laws or in the Articles of Incorporation of the Corporation or any amendments thereto or in the Florida Statutes. To the extent not inconsistent with the provisions of this ARTICLE XII, the By-Laws provided in all other Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

     During any such emergency:

     (a) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the time and price of the meeting shall be given by the person calling the meeting to such members of the Board of Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.



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                                                                              15

     (b) At any such meeting of the Board of Directors, a quorum shall consist of such number of Directors as are present at such meeting.

     (c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     Section 2. No officer, Director, or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

     Section 3. These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  ARTICLE XIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     In the event the Board of Directors shall consist of only one Director, or in the event there shall be only one shareholder of the Corporation, then all references to more than one Director or shareholder or a majority of Directors or shareholders shall be inapplicable, such references in such events being deemed to refer to the sole Director or sole shareholder. In the




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                                                                              16

event there shall be only one shareholder who shall be the sole Director of the Corporation, then upon the death of such shareholder, the personal representatives of the estate of such deceased shareholder shall elect a successor Director.

     In the event the Board of Directors shall consist of only two Directors, then all references in these By-Laws to a majority of the Directors shall be inapplicable.